EXHIBIT 23 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-257572, No. 333-220300, No. 333-225468 and No. 333-181163 each on Forms S-8, and Registration Statement No. 333-217033 on Form S-3ASR of our report dated February 11, 2022, relating to the consolidated financial statements and financial statement schedule of American Axle & Manufacturing Holdings, Inc. and the effectiveness of American Axle & Manufacturing Holdings, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Detroit, Michigan
February 11, 2022